Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-56410) and S-8 (Nos. 333-17379, 333-100160, 333-65854 and 333-113761) of SeaChange International, Inc. of our report dated July 11, 2005 relating to the financial statements of the Non-North America Business of Liberate Technologies, which appears in Current Report on Form 8-K of SeaChange International, Inc., dated September 26, 2005.

/s/  PricewaterhouseCoopers LLP

San Francisco, California

September 23, 2005